UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2017

Limoneira Company

(Exact name of registrant as specified in its charter)

Delaware	001-34755	77-0260692
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

1141 Cummings Road

Santa Paula, CA 93060

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (805) 525-5541

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5	Corporate Governance and Management
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 5, 2017, Limoneira Company (the “Company”) announced that Mark Palamountain will replace Joseph D. Rumley as its new Chief Financial Officer, Treasurer and Corporate Secretary effective January 8, 2018. As previously announced on a Form 8-K filed by the Company with the SEC on September 27, 2017, on September 26, 2017, Joseph D. Rumley informed the Board of Directors of the Company of his intention to resign from his position as the Company’s Chief Financial Officer, Treasurer and Corporate Secretary, to pursue other opportunities after serving in this role since 2010. Mr. Palamountain will serve as Chief Financial Officer, Treasurer and Corporate Secretary until his earlier death, resignation, or removal.

Mr. Palamountain, age 42, has served as the Company’s Senior Director of Agriculture Operations since 2014 and has been with the Company since 2012. From 2012 to 2014, Mr. Palamountain served as Director of Business Development and Business Integration at the Company. Prior to joining the Company, Mr. Palamountain was the CEO and founder of Perpetual Power LLC, a leading solar integration company specializing in finance and product technology. From 2003 to 2008, he served as a Managing Director, Head of Nasdaq trading, for Broadpoint Securities where he was responsible for all trading desk management functions for a team of 25 traders. Between 2001 and 2003, Mr. Palamountain was Principal at Thomas Weisel Partners and from 1997 to 2001, he was a trader at JPMorgan Chase.

Once serving as the Company’s Chief Financial Officer, Treasurer and Corporate Secretary, Mr. Palamountain will be eligible to receive annual cash and equity based incentive bonuses, awarded at the discretion of the Company’s Compensation Committee, and will be eligible to participate in the Company’s 401(k) Plan, consistent with the Company’s normal compensation practice. Such compensation practices are more fully described in the Company’s Definitive Proxy for the 2017 Annual Meeting filed with the SEC on February 15, 2017.

As of the date hereof, there are no arrangements or understandings between Mr. Palamountain and any other person pursuant to which he was selected as an officer that require disclosure pursuant to Item 401(b) of Regulation S-K (17 CFR 229.401(b)); and Mr. Palamountain does not have any family relationships that require disclosure pursuant to Item 401(d) of Regulation S-K (17 CFR 229.401(d)). Mr. Palamountain holds a 10% ownership interest in Perpetual Power LLC, which has performed solar power work in the past for the Company. As a result of such dealings the Company currently holds a $250,000 “warranty reserve,” which is to be released by the Company back to Perpetual Power LLC upon the satisfaction of a certain time period, subject to any claims on the amount by the Company.

Section 7	Regulation FD
Item 7.01	Regulation FD Disclosure

On December 5, 2017, the Company issued a press release announcing that Mr. Palamountain will replace Mr. Rumley as its Chief Financial Officer, which is attached hereto as Exhibit 99.1.

The information contained or incorporated in this Item 7.01 of this Current Report is being furnished, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits

(d)

99.1	Limoneira Company Press Release dated December 5, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2017	LIMONEIRA COMPANY

	By:	/s/ Joseph D. Rumley
Joseph D. Rumley
Chief Financial Officer, Treasurer and Corporate Secretary